Exhibit 99.1

Good afternoon. Welcome to Clearfield’s fiscal second quarter 2018 earnings conference call. My name is Hector, and I will be your operator this afternoon.

Joining us for today’s presentation are the Company's President and CEO, Cheri Beranek and CFO, Dan Herzog. Following their commentary, we will open the call for questions.

I would like to remind everyone this call will be recorded and made available for replay via a link in the investor relations section of the Company's website. This call is also being webcasted and accompanied by a PowerPoint presentation called the FieldReport, which is also available in the investor relations section of the Company's website.

NASDAQ:CLFD Leader in Fiber Optic Management and Connectivity Solutions Fiscal Q2 2018 Earnings Call FieldReport April 26, 2018 NASDAQ : CLFD

Please note that during the course of this call, management will be making forward-looking statements regarding future events and the future financial performance of the Company. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

It’s important to note also that the Company undertakes no obligation to update such statements. The Company cautions you to consider risk factors that could cause actual results to differ materially from those in the forward-looking statements contained in today’s press release, FieldReport, and in this conference call. The risk factors section in Clearfield’s most recent Form 10-K filing with the Securities and Exchange Commission provides descriptions of those risks. As a reminder, the slides in this presentation are not controlled by the speaker but rather by you, the listener. Please advance forward through the presentation as the speaker presents their remarks.

With that, I would like to turn the call over to Clearfield’s CEO, Cheri Beranek.

Please proceed.

NASDAQ:CLFD Important Cautions Regarding Forward - Looking Statements • Forward - looking statements contained herein and in any related presentation or in the FieldReport are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “est ima te,” “outlook,” or “continue” or comparable terminology are intended to identify forward - looking statements. Such forward looking statements includ e, for example, statements about the Company’s future revenue and operating performance, integration of the acquired powered cabinet li ne, trends in and growth of the FTTx markets, effectiveness of the Company’s sales and marketing strategies and organization, utilizatio n o f manufacturing capacity, and the development and marketing of products. These statements are based upon the Company's current expectations a nd judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's per formance, including, without limitation: further consolidation among our customers may result in the loss of some customers and may red uce sales during the pendency of business combinations and related integration activities; to compete effectively, we must continually improve ex isting products and introduce new products that achieve market acceptance; we must successfully integrate the acquired powered cabinet line i n o rder to obtain the anticipated financial results and customer synergies within the timeframes expected; our operating results may fluctuate sig nificantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common sto ck; our success depends upon adequate protection of our patent and intellectual property rights; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; we rely on single - source suppliers, which could cause delays, increase s in costs or prevent us from completing customer orders, all of which could materially harm our business; a significant percentage of our sal es in the last three fiscal years have been made to a small number of customers, and the loss of these major customers or significant declin e i n business with these major customers would adversely affect us; our planned implementation of information technology systems could result i n s ignificant disruptions to our operations; product defects or the failure of our products to meet specifications could cause us to lose c ust omers and sales or to incur unexpected expenses; we are dependent upon key personnel; we face risks associated with expanding our sales outside of the United States; our results of operations could be adversely affected by economic conditions and the effects of these conditions on o ur customers’ businesses; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10 - K for the year ended September 30, 2017 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update the se statements to reflect actual events. © Copyright 2018 Clearfield, Inc. All Rights Reserved. 2

Good afternoon, and thank you everyone for joining us today.

During the quarter, we took significant steps to improve Clearfield’s financial and market position. First, we settled the litigation associated with claims of patent infringement, which allows us to put these expenses behind us and to concentrate on the development and acceptance of our market-leading product technologies. Second, we acquired an exciting new product platform of powered cabinets that expands our portfolio of fiber management offerings and total addressable market.

However, our revenue for the first half of the fiscal year has been disappointing, primarily due to some of the spending pauses in the market that we’re continuing to experience with our Tier 1 wireline, wireless and international customers. A merger-related review and slowdown in spending at our largest Tier 1 customer continued into the second quarter. We are seeing revenues with other Tier 1 customers improve, however, not at a rate to compensate for this slowdown. Recently, we named a Chief Revenue Officer whose twenty-year experience in the Tier 1 wireline, wireless and international markets adds greater focus and sharpened strategy to our market development efforts. We believe this appointment dedicates the required resources to address and succeed in this changing market dynamic.

Stepping back a minute, though, to review the quarter at a high level…

NASDAQ:CLFD Welcome 3 Cheri Beranek President & CEO

Our fiscal Q2 results, as I mentioned, came in below our expectations. Bookings, while slow to grow in the early part of the quarter, did pick up near quarter-end. In total, bookings were $19.5 million, exceeding shipments by $2.7 million. While our core wireline business continued its strong momentum by growing year-over-year more than 20% for the quarter, the quarter was affected by ongoing sluggishness in the overall spending environment. In addition, the market’s make-ready for 5G deployments continued to put downward pressure on our sales efforts. Our total revenue of $16.8 million represented a 5% decrease compared to the same year-ago period.

Yet, we continue to invest in growing our business. During the quarter, we released two exciting new products. As service providers are looking for faster ROI, we launched a new, small-count fiber distribution hub which leverages the scalability of our patented Clearview Cassette. In addition, our new aerial terminal brings the flexibility of our FieldShield fiber delivery system to environments looking to further reduce the cost of deployment through over-head rather than buried distribution.

Legal fees incurred in the quarter included a one-time settlement expense of $850,000 and professional expenses of $450,000 associated with the patent infringement lawsuit. These fees, which totaled $1.3 million, negatively impacted our net income for the quarter. With the settlement of the lawsuit, we expect our legal fees in the second half of the year will return to normalized levels.

But before I talk more about our overall progress as well as our future growth strategies and outlook, I’ll turn the presentation over to our CFO, Dan Herzog, who will walk us through the full financial performance for the quarter.

NASDAQ:CLFD FQ2 2018 Review: Revenue Negatively Affected by Tier 1 and Wireless Drag; Net Income Affected by 1x Settlement Expense 4 $17.7M $19.6M $18.4M $16.9M $16.8M Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 $7.4M $7.9M $7.7M $7.1M $6.8M Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Net Income Revenue Gross Profit $0.9M $0.8M $1.3M $0.9M - $0.3M Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 • Continued momentum in core wireline business, where revenues increased more than 20% • Other markets remain distracted and subject to continued sluggishness in spending • Net income was impacted by the $ 1.3 million in patent litigation and one - time settlement expenses • Bookings exceeded shipments by $2.7 million of which $900,000 was generated by powered cabinet orders

Thank you, Cheri.

Now, looking at our financial results in more detail…

NASDAQ:CLFD Financial Update 5 Dan Herzog Chief Financial Officer

Our revenue in the second quarter of fiscal 2018 decreased 5% to $16.8 million from $17.7 million in the same year-ago period. The decrease, as Cheri mentioned, was driven primarily by lower sales to our Tier 1 wireline, wireless and international customers. The decline in sales to these customers was partially offset by a more than 20% increase in sales to our core wireline base of Tier 3 and municipal network customers.

Looking at our international business, revenue decreased 57% to $765,000 from $1.8 million in the same year-ago period. This decrease was driven by delays in anticipated orders from the Central and Latin America, or CALA region, as well as the delay of the Canadian government’s Connect to Innovate funding programs.

NASDAQ:CLFD Quarterly Financial Performance $17.7M $19.6M $18.4M $16.9M $16.8M Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Revenue +4% - 9% - 13% - 8% - 5% Year - over - Year Growth Rate 6

Gross profit for the fiscal second quarter of 2018 decreased 9% to $6.8 million. At 40.3% of total revenue, gross profit percent was lower than the same quarter last year but within our target range of 40-42%.

For the second half of fiscal 2018, we are anticipating slightly lower margins as we assimilate the acquired powered cabinet line into our manufacturing processes. While this percentage may fluctuate from quarter to quarter, due to the factors previously mentioned, we believe gross margins will hover around the lower-end of our target range throughout the rest of fiscal 2018.

NASDAQ:CLFD Quarterly Financial Performance $7.4M $7.9M $7.7M $7.1M $6.8M Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Gross Profit 42.2% 40.5% 41.7% 42.1% 40.3% Gross Profit (%) 7 $17.7M $19.6M $18.4M $16.9M $16.8M Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Revenue +4% - 9% - 13% - 8% - 5% Year - over - Year Growth Rate

Our operating expenses for fiscal Q2 were $7.3 million, which were up 19% from the same year-ago quarter. Professional expenses associated with the acquisition of the powered cabinet line contributed $70,000 to this amount. However, the increase was primarily due to the $1.3 million in expenses incurred for the defense of the patent infringement lawsuit, which included a one-time settlement of $850,000. Moving forward, we expect our legal expenses will return to normalized levels and operating expenses for fiscal 2018 will range between 35% and 37% of revenue.

NASDAQ:CLFD Operating Expenses $6.2M $6.6M $6.2M $6.5M $7.3M Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Operating Expenses % of Revenue 8

Net loss for the fiscal second quarter was $300,000, or $0.02 per diluted share, compared to net income of $900,000, or $0.07 per diluted share, in the same year-ago quarter. The net loss for the period was a direct result of the litigation and one-time settlement expenses associated with the lawsuit.

Turning now to our balance sheet…

NASDAQ:CLFD Quarterly Financial Performance 5.1% 4.1% 6.8% 5.6% - 1.8% Net Margin 9 $17.7M $19.6M $18.4M $16.9M $16.8M Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Revenue +4% - 9% - 13% - 8% - 5% Year - over - Year Growth Rate $7.4M $7.9M $7.7M $7.1M $6.8M Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Gross Profit 42.2% 40.5% 41.7% 42.1% 40.3% Gross Profit (%) $0.9M $0.8M $1.3M $0.9M - $0.3M Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Net Income

During the fiscal second quarter, our cash, cash equivalents and investments decreased to $35.6 million from $46.2 million in the prior quarter ended December 31, 2017. The decrease in cash and investments was primarily due to our $10.4 million acquisition of the powered cabinet line from Calix, which Cheri will go into more detail.

We also repurchased a total of 18,682 shares, utilizing $225,000 in cash. As of March 31, 2018, we have repurchased an aggregate of 388,885 shares for approximately $5.1 million under the program, leaving approximately $6.9 million available within our $12 million stock repurchase program.

Now with that, I would like to turn the call back over to Cheri for her insights into our operations for the fiscal quarter, as well as our outlook and strategic initiatives for the remainder of fiscal 2018.

Cheri?

NASDAQ:CLFD Balance Sheet Supports Growth $ in Millions Mar. 31, 2018 Dec. 31, 2017 Cash and Investments $35.6 $ 46.2 Total Assets $70.3 $69.2 Stockholders’ Equity $ 66.1 $66.1 Total Debt $0 $0 Total Capitalization $66.1 $ 66.1 $22.6 $33.1 $34.3 $44.2 $44.3 $35.6 2013 2014 2015 2016 2017 Q2-18 Cash and Investment Balances 10

Thanks, Dan.

NASDAQ:CLFD Operational Update and Outlook 11 Cheri Beranek President & CEO

Topline revenue has been disappointing. As part of our efforts to enhance and diversify our topline, we are excited to welcome Rosa Burns as Clearfield’s Chief Revenue Officer. Rosa comes from 3M and will bring a lot to the table with her international and Tier 1 experience. She will bring focus, strategy and enhanced execution to our model.

It’s important to note that Clearfield continues to serve the needs of hundreds of smaller Tier 3 and municipal service providers. Revenues to this market segment were up more than 20% in the second quarter. Kevin Morgan, our Chief Marketing Officer, has been leading marketing programs such as the launch of the on-line campus of Clearfield College. Clearfield College expands our presence in the distribution channel that serves the needs of not only the wireline market but also the wireless and cable TV marketplaces.

NASDAQ:CLFD FQ2 2018 Revenue Composition and Market Overview Based on revenue of $ 16.8 million for the fiscal quarter ended Mar. 31, 2018. 9 % WIRELESS & CABLE TV 5 % INTERNATIONAL 5% WIRELINE – TIER 1 69% WIRELINE 12% OTHER 12 • Wireless service providers • Multiple service providers (MSOs) • Contract manufacturing • Alternative carriers • Misc. sales • Caribbean/Latin America • Canada • Core: Tier 3 and muni. • Emerging: Tier 2

Consistent with our Phase III strategy, we completed the acquisition of the powered cabinet line from Calix. This expansion of our product suite expands our total available market through technology and client enhancement.

With the distraction of the patent lawsuit behind us and the infrastructure investments that our new Chief Revenue Officer will lead, Chief Operating Officer, Johnny Hill, will focus on the integration of the powered cabinet line and extending our product design methodologies to 5G. We believe this focus will improve our long-term profitability and position in the marketplace and prepare us for immediate and multi-year growth opportunities.

The acquisition of the powered cabinet line strengthens our core wireline and wireless position while extending our product portfolio to new markets. The acquisition also helps us to be involved earlier in the sales cycles and to help accelerate our expansion into the Tier 1 market. While the acquisition had a minimal effect on our fiscal Q2 revenue, we are actively integrating the solution into our product mix and manufacturing facilities. With revenue expected to scale to our $10 million annualized forecast, we believe further integration of this product line will help drive incremental profitability, due to the product’s topline contribution and low incremental SG&A spend.

In short, the acquisition represents a major step in Phase III of our growth strategy. Our ultimate focus for this product line is to adapt it to formulate a new modular architecture for the industry’s 5G deployments. 5G is the gateway to the Internet of Things, driverless-cars and the interoperability of next-generation communications. But 5G is only possible with fiber. Nimble innovation has been and continues to be a cornerstone of our business strategy. I am pleased the investments we are making this quarter in people and product will position Clearfield for this type of growth in 2019 and beyond.

NASDAQ:CLFD Phase I (2008 - 2015) Phase II (2015+) Phase III (2018+) • Rebuild the Company • Restore balance sheet and develop profitable and sustainable growth business • Build and expand the value proposition through patented and cost - minimizing solutions • Expand into national carrier market through product approvals, master purchase agreements (MPAs) and certifications: • Certifications achieved: NEBS (central office panels); GR - 326 (SC and LC connectors and cables); GR - 487 (Makwa) • Product approvals gained at Verizon, AT&T, CenturyLink, Frontier, Windstream, and Charter • MPA gained at Tier 1 customer, with three pending • Secure additional partnerships that will expand “feet on the street” • Dedicate sales resources to align Company with industry EF&I firms, along with optical fiber and electronics vendors for referral business opportunities • Expand product suite to add more revenue to existing clients and new markets for existing product technologies: • Acquisition of powered cabinet line The Road to Growing Revenue: Leverage Product Suite for 5G 13 13 FIBER MANAGEMENT FIELDSHIELD CERTIFICATIONS NATIONAL CARRIER PRODUCT APPROVALS MASTER PURCHASE AGREEMENTS CHANNEL DEVELOPMENT STRATEGIC ALLIANCES MARKET & PRODUCT LINE ENHANCEMENTS

Given the continuing developments and associated spending pauses we are experiencing in the market, we are updating our guidance for the full fiscal year.

The outlook for second half revenue is $40 to $42 million resulting in annual revenue guidance of $74 to $76 million. This represents 5 to 10% revenue growth for the six month period and flat to 2% growth for the year-over-year period. The fiscal year outlook is gross profit margins to be at least 40% and operating expenses to be between 35% and 37%. Due to the 2017 tax reform legislation which has lowered the corporate tax rate, Clearfield expects net income for the year as a percentage of revenue to be between 3% and 5%.

The update to the financial outlook is lower than our original guidance issued at the beginning of the fiscal year. While this is disappointing, we’ve put the negative pressures of the patent lawsuit behind us and expanded our total available market with the acquisition of a strategic product line. Moreover, the enhancement of Clearfield’s management team with dedicated focus on new market and revenue development will enhance our ability to lead the market in product innovation. Throughout this entire process, our goals have always remained the same: revenue and market share expansion in 2019 and beyond, while continuing our long track record of profitability.

Now, with that, we’re ready to open the call for your questions.

Operator?

NASDAQ:CLFD Fiscal 2018 Outlook and Guidance $37.5 $53.4 $58.0 $60.3 $75.3 $73.9 $74 - 76 2012 2013 2014 2015 2016 2017 2018F Revenue Growth Outlook ($ in Millions) Please note: Outlook and forecast effective only on April 26, 2018. 14 Fiscal year outlook updated • $74 to $76 million in revenue • 40%+ gross profit margins • Operating expenses to be 35% to 37 % of revenue • 3% to 5% net income as a percent of revenue

Operator

Our first question comes from the line of Tim Savageaux with Northland Capital Markets. Please proceed with your question.

Timothy Paul Savageaux

Northland Capital Markets, Research Division

Hi. Good afternoon. Couple of questions. First off, I know you mentioned or reiterated the $10 million kind of annualized forecast for the cabinet business you acquired. I wonder what sort of assumptions you're factoring in to second half guidance, specifically with regard to acquisition contribution. And I'll follow up from there.

Cheri Beranek

Chief Executive Officer, President & Director

The $10 million forecast is based upon the work that we've done with the company that owned the product line before with Calix and some of the vision that they had in regard to the product line moving forward. There is some level of seasonality built into the powered cabinet program and that as a powered cabinet, it is placed in the outside plant. The late spring certainly did not help us any in that program. We did have a little bit of a slow start in that supply chain, logistical issues, had us starting shipment later in the quarter than we had anticipated. We acquired the product line in late February, and we really didn't start shipping of any significance until March.

NASDAQ:CLFD Q & A 15 Cheri Beranek President & CEO Dan Herzog Chief Financial Officer

Timothy Paul Savageaux

Northland Capital Markets, Research Division

Okay. Well, I'll take to mean that you'll be -- what you're seeing in the second half of your fiscal year is below that, kind of, annualized run rate that you're targeting because of that, sort of, slowish start and with implying, I guess, a little bit stronger organic revenue growth. Along those lines, I know you mentioned 20% as growth for the, kind of, core Tier 2, Tier 3 business for the year, although that comes off a pretty weak performance last year. I wanted you to talk about, kind of, more normalized growth expectations for that, kind of, core ILEC business for the year or really heading forward and what sort of trends you're seeing there, whether access to the government funding is driving an uptick or what the overall, kind of, dynamics are there in that Tier 3 customer base?

Cheri Beranek

Chief Executive Officer, President & Director

Yes. What we're starting to see, we put Tier 2 into the Tier 3 space, and we're starting to see some significant gains for us in that Tier 2 environment as some of those organizations, while they are not huge in regard to increases, they are opportunities for us to be able to have a little bit more of a national footprint. We have, as an organization, continued to take share, I believe, in the Tier 2/3 space because it has gone very much unappreciated from our large competitors who are very focused on meeting the needs, just a couple of the very large Tier 1 environments. Our -- a big part of our initiative in that Tier 3 space is municipal builds, and we really see our experience in the Tier 3 community as being a forerunner to the next generation to fiber-to-the-home deployment, which are those municipal city utility infrastructure environments that have had some type of billing arrangement, customer service arrangement with their community and are taking that right of way opportunity and doing buildouts across their communities and countries and Clearfield has worked with the distributors across the country to be there and in position to take that as our next growth initiative. So we don't see the 20% growth rate in the Tier 3 space to be as much of an anomaly as much of an expansion of what is considered Tier 3 to being a broader growth initiative of the smaller communities who are not having their broadband needs met by a Tier 1. I want to just provide some clarification for you back in regard to the power cabinet business and that's that we did see – while we had a slow ramp-up in second quarter, we do have a nice backlog that represents, it's a small percentage of our backlog and that our organic business is still 80% or more of our existing backlog, but we've now got the processes in place, by which to put those products into the field. I think there's going to still be a few opportunities for us to be able to improve that performance and that some of the lead times that those product lines have gone through in the past have been a little bit more lengthy than we're used to. We're used to being able to get product out the door in 8 to 10 days and some of the build processes for those product lines have been longer because they're more outsourced. So part of our third quarter initiative is to be able to integrate those manufacturing processes into our supply chain and improve the availability of our getting product out the door in a more rapid basis.

NASDAQ:CLFD Q & A 16 Cheri Beranek President & CEO Dan Herzog Chief Financial Officer

Timothy Paul Savageaux

Northland Capital Markets, Research Division

Okay. And just to follow up on the Tier 2, Tier 3, it looks like depending on how you, kind of, interpret your guidance on a quarter-to-quarter basis. You're looking for a fairly strong and typical seasonal uptick on the ILEC side, kind of, into the second half or in Q3 in particular. Would that be, sort of, fair to say that you'd see a continuation of the historical pattern of stronger activity in the summer months?

Cheri Beranek

Chief Executive Officer, President & Director

Absolutely. We have -- we're looking at $40 million to $42 million for the second half of the year. Typically, our third quarter is rated a little bit higher and that's not only are they building but they're also positioning products into place to make sure they can continue their labor force.

NASDAQ:CLFD Q & A 17 Cheri Beranek President & CEO Dan Herzog Chief Financial Officer

Timothy Paul Savageaux

Northland Capital Markets, Research Division

Right. Okay. And then last question following up on the Tier 1 front, obviously, that's come in lower than expected and we've heard from, I guess, peers across the access market, Adtran in particular, that that review is taking longer than expected. I wonder if you have any, kind of, updated thoughts on timeline there where you might see some degree of relief on the Tier 1 fronts and maybe on cable and wireless as well. I know your software there is not necessary connected to FirstNet or anything happening at AT&T but there does seem to be a resumption in activity across the wireless side and is it possible that by the September quarter you get a little more life on the Tier 1 side from CenturyLink in particular?

Cheri Beranek

Chief Executive Officer, President & Director

As you know, our peers in the marketplace are pretty well defined. The challenge is right now in that Tier 1 space. And that is the reason that we did lower our outlook at this point for the year in that it is the level of confidence that we have in what they're doing, it isn’t there and that there's just no visibility to it. And so there -- I think, there is certainly an opportunity that our guidance could be low, and we're going to work hard to make that the case, but without a strong level of visibility within that target account, we thought it was more prudent to outlay the numbers that we put together. There is some really fun stuff happening in the cable markets and the opportunity within our product line to be able to use those technologies and to work within those environments to deepen fiber and to use the existing -- the cassette line as well as FieldShield which we don't talk an awful lot -- enough about. FieldShield is a very disruptive technology in that it reduces the amount of labor that's put into place, so they can turn up not reduce the amount of spend they have in labor per quarter, but they can use that spend to increase the number of homes they are turning up and accelerating their rate of return and their subscriber footprint. So I'm pretty bullish about third and fourth quarter in the cable TV marketplace. We've got some fun activities in place and I'm hopeful to be able to present some numbers to you in the fourth quarter that represent that.

NASDAQ:CLFD Q & A 18 Cheri Beranek President & CEO Dan Herzog Chief Financial Officer

Timothy Paul Savageaux

Northland Capital Markets, Research Division

Okay, but on the Tier 1 front is it fair to say you've basically taken that out for the year, kind of, assumed really no improvement from the current, sort of, 5% of revenue or not even that, just on an absolute basis, sort of, no improvement throughout the year?

Cheri Beranek

Chief Executive Officer, President & Director

We do business with a broader number of customers than simply the one, but that one Tier 1 has been the majority of our activity. That said, we have seen an uptick of business with the other carriers, but as you know that -- those sale cycles can be significantly long and so at this point we have taken the – put the Tier 1 product line as basically back more to the pilot stage and trial stage rather than the deployment stage that we were anticipating.

NASDAQ:CLFD Q & A 19 Cheri Beranek President & CEO Dan Herzog Chief Financial Officer

This concludes our question and answer session.

If your question was not taken, you may contact Clearfield’s investor relations team at CLFD@liolios.com. The Company will post the most relevant questions and answers in the ‘For Investors’ section of Clearfield’s website.

I’d now like to turn the call back to CEO, Cheri Beranek, for her closing comments.

NASDAQ:CLFD 20

I just want to thank everybody for joining us on today's call. And I wanted to thank you first, our employees, our partners for their continued support. I’d also like to thank our shareholders who have supported the company's evolution to this next phase of growth.

With that, we look forward to updating you on our progress soon.

NASDAQ:CLFD Thank You 21 Cheri Beranek President & CEO

Thank you for joining us today for Clearfield’s fiscal second quarter 2018 earnings conference call. You may now disconnect.

NASDAQ:CLFD Company Contact: Cheri Beranek President & CEO Clearfield, Inc. IR@clfd.net Investor Relations: Matt Glover or Najim Mostamand, CFA Liolios Group, Inc. (949) 574 - 3860 CLFD@liolios.com 22